PricewaterhouseCoopers Audit

Tour AIG

34, Place des Corolles

92908 Paris la Défense Cedex

Telephone 01 56 57 58 59

Fax 01 56 57 58 58

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-105999) of our report dated January 29, 2003, except as to Note 1 ("Restatement") for which the date is October 24, 2003, relating to the financial statements of Pechiney which appear in exhibit 99.1 to Alcan Inc.'s Current Report on Form 8-K dated November 25, 2003.

/s/ PricewaterhouseCoopers Audit

Paris, France

November 25, 2003